UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010 (November 18, 2010)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-4300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2010, pursuant to the terms of the Purchase and Sale Agreement, dated July 23, 2010 (as amended to date, the “Purchase Agreement”), by and among Key Energy Services, Inc., a Maryland corporation (the “Company”), Key Energy Services, LLC, a Texas limited liability company, OFS Holdings, LLC, a Delaware limited liability company, and OFS Energy Services, LLC, a Delaware limited liability company (“OFS ES”), the Board of Directors (the “Board”) of the Company created a new class III directorship on the Board with a term ending at the 2012 annual stockholder meeting. OFS ES, which has the right to fill such vacancy in the Board pursuant to terms of the Purchase Agreement, designated Carter A. Ward as its nominee to fill such newly created directorship. The Board appointed Mr. Ward to fill such newly created directorship effective as of November 18, 2010, subject to the conditions set forth in the Purchase Agreement. There are no transactions in which Mr. Ward has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 24, 2010

By: /s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President and General Counsel